UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  September 21, 2007

DAKOTA GROWERS PASTA COMPANY, INC.

(Exact name of registrant as specified in its charter)

North Dakota	000-50111	45-0423511
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

One Pasta Avenue
Carrington, North Dakota 58421
(Address of principal executive offices) (Zip Code)

(701) 652-2855
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                                             Entry Into a Material Definitive Agreement

On September 21, 2007 (the “Effective Date”) Dakota Growers Pasta Company, Inc. (the “Company”), TechCom Group, LLC (“TechCom”), Buhler, Inc. (“Buhler”) and B-New, LLC (“B-New” and, together with TechCom and Buhler, the “Sellers”) entered into a Unit Purchase Agreement (the “Purchase Agreement”).   Pursuant to the terms of the Purchase Agreement, the Company purchased an aggregate of 59.68 units (the “Purchased Units”) of DNA Dreamfields Company, LLC (“DNA Dreamfields”) from the Sellers for an aggregate purchase price of  $2,231,614 or $37,393 per Purchased Unit.  Immediately prior to the Effective Date, the Company owned a total of 52.32 units of DNA Dreamfields, representing 46.7 percent of the ownership of DNA Dreamfields, but controlled DNA Dreamfields as its managing member.  With the purchase of the Purchased Units, the Company now holds an aggregate of 112 units of DNA Dreamfields, representing 100 percent of the ownership in DNA Dreamfields.  The Company entered into covenants not to compete with the Sellers in connection with the Purchase Agreement.

The Purchase Agreement is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 9.01               Financial Statements and Exhibits

(d)  Exhibits.

10.1	Unit Purchase Agreement dated September 21, 2007 between Dakota Growers Pasta Company,Inc., TechCom Group, LLC, Buhler, Inc. and B-New, LLC

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DAKOTA GROWERS PASTA COMPANY, INC.

Date: September 27, 2007	By:	/s/ Timothy J. Dodd
Timothy J. Dodd
President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description
10.1	Unit Purchase Agreement dated September 21, 2007 between Dakota Growers Pasta Company, Inc., TechCom Group, LLC, Buhler, Inc. and B-New, LLC